           As filed with the Securities and Exchange Commission on March 3, 2000
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                               MSI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            UTAH                                                87-0280886
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              1121 EAST 7TH STREET
                               AUSTIN, TEXAS 78702
          (Address of principal executive offices, including zip code)


                    MSI HOLDINGS, INC. 2000 STOCK OPTION PLAN
                              (Full Title of Plans)

                               -----------------

                                 Robert J. Gibbs
                      President and Chief Executive Officer
                              1121 East 7th Street
                               Austin, Texas 78702
                                 (512) 476-6925

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                   COPIES TO:

        Kenneth W. Biermacher                          Jeffrey A. Chapman
Kane, Russell, Coleman & Logan, P.C.                 Vinson & Elkins L.L.P.
       3700 Thanksgiving Tower                      3700 Trammell Crow Center
           1601 Elm Street                              2001 Ross Avenue
         Dallas, Texas 75201                        Dallas, Texas 75201-2975
           (214) 777-4250                                (214) 220-7797

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

      TITLE OF SECURITIES             AMOUNT TO BE       PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
       TO BE REGISTERED               REGISTERED (1)     OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
                                                               SHARE(2)           PRICE (1)(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value        5,500,000 shares        $ 13.23             $ 72,751,782.50      $ 19,206.47
==================================================================================================================

(1) Consists of shares of Common Stock that may be issuable under the Registrant's 2000 Stock Option Plan described herein. Pursuant to Rule 416(c) under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares registered under the Plans are also being registered hereunder.

(2) Estimated solely for calculating the registration fee pursuant to Rule 457(h), based on the prices at which outstanding options may be exercised (as to 3,070,950 shares), plus the average of the high and low prices for the Common Stock on February 28, 2000 as reported on the NASD Over-the-Counter Bulletin Board (as to 2,429,050 shares for which the exercise price is not known).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing the information called for in Part I of Form S-8 will be provided to participants in the 2000 Stock Option Plan of MSI Holdings, Inc. (the "Company" or the "Registrant") with respect to which this Registration Statement on Form S-8 (this "Registration Statement") relates. Such information is not being filed with or included in this Registration Statement in accordance with the rules and regulations of the Securities Act of 1933 (the "Securities Act") and the Securities and Exchange Commission (the "Commission").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    Incorporated by reference are the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

    o The Registrant's Annual Report on Form 10-KSB/A for the year ended March 31, 1999;
    o All other reports filed by the Registrant with the Commission in compliance with Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 1999; and
    o The description the Registrant's common stock contained in the Registrant's Registration Statement on Form 10, filed with the Commission on October 27, 1975 (File Number M862263).

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's articles of incorporation provide that the Company may indemnify each director, officer, employee, or agent of the Company against all liabilities and expenses reasonably incurred in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee, or agent of the Company, to the full extent permitted by the laws of the State of Utah. With respect to indemnification of directors, officers, employees, or agents of the Company, the Utah Revised Business Corporation Act (the Revised Act) provides as follows:

    Discretionary Indemnification

    Section 902 of the Revised Act provides that a corporation may indemnify any individual who was or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a Proceeding), because he is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an Indemnifiable Director), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

    Notwithstanding the foregoing, the corporation may not indemnify an Indemnifiable Director under Section 902 of the Revised Act in connection with:

    o a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or

    o a Proceeding in which he was adjudged liable on the basis that he derived an improper personal benefit.

In addition, a corporation may not indemnify an officer or director under
Section 902 of the Revised Act unless a determination that the requirements of
Section 902 of the Revised Act have been satisfied with respect to the Indemnified Party has been made in that specific case by a majority of disinterested directors; by independent legal counsel at the request of a majority of disinterested directors (or majority of all directors if a quorum of disinterested directors cannot be obtained); or the stockholders of the Company at a meeting called for such purpose.

    Mandatory Indemnification

    Section 903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he was a party because he is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

    Court Ordered Indemnification

    In addition to the indemnification provided by Sections 902 and 903 of the Revised Act, Section 905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, the court may order mandatory indemnification under Section 903 of the Revised Act, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification. The court may also, upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902 or was adjudged liable as described in Subsection 902(4), order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable as described in Subsection 902(4) is limited to reasonable expenses (including attorneys' fees) incurred by the director.

    Advancement of Expenses

    Section 904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a party to a Proceeding in advance of the final disposition of the Proceeding if:

    o the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902 of the Revised Act;

    o the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct; and

    o a determination is made that the facts then known to those making the determination would not preclude indemnification.

    Indemnification of Officers

    Section 903 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise:

    o an officer of the corporation is entitled to mandatory indemnification under Section 903 of the Revised Act and is entitled to apply for court ordered indemnification under Section 905 of the Revised Act, in each case to the same extent as an Indemnifiable Director;

    o the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director; and

    o a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to Indemnifiable Directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

    Waiver of Personal Liability to the Company

    The Company's articles of incorporation, as amended, provide that the personal liability of any director of the Company to the Company or its stockholders, for monetary damages for any action taken or any failure to take any action as a director is eliminated to the fullest extent permitted by the Revised Act. The extent to which the Revised Act permits director liability to be eliminated is governed by Section 841 of the Revised Act, which provides that the liability of a director may not be eliminated or limited for:

    o the amount of financial benefit received by a director to which he is not entitled;

    o an intentional infliction of harm on the corporation or its stockholders;

    o a violation of Section 842 of the Revised Act which prohibits unlawful distributions by a corporation to its stockholders; or

    o   an intentional violation of criminal law.

    We currently maintain directors' and officers' insurance in the amount of $5,000,000. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

    We have been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable

ITEM 8. EXHIBITS.

        4.1  MSI Holdings, Inc. 2000 Stock Option Plan*

        5.1  Opinion of Parr, Waddoups, Brown, Gee & Loveless, P.C.*

        23.1 Consent of Brown, Graham & Co., P.C.*

        23.2 Consent of Ernst & Young LLP*

        23.3 Consent of Parr, Waddoups, Brown, Gee & Loveless, P.C. (included as part of Exhibit 5.1)

        24 Power of Attorney (set forth on the signature pages of the registration statement)
---------------
        * Filed herewith.

ITEM 9. UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 3rd day of March, 2000.

                              MSI HOLDINGS, INC.
                              (Registrant)

                              By: /s/ ROBERT J. GIBBS
                                 -----------------------------------------------
                                      Robert J. Gibbs, President and
                                      Chief Executive Officer

    Each person whose signature appears below hereby constitutes and appoints Robert J. Gibbs and Douglas W. Banister, and each of them (with full power in each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Commission, any and all amendments, exhibits, certificates, and other documents in connection therewith, in connection with the registration under the Securities Act, of shares of Common Stock issuable pursuant to the Plans, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated below in the City of Austin, State of Texas.

         Name                                         Title                                   Date
         ----                                         -----                                   ----
/s/ ROBERT J. GIBBS                         President, Chief Executive                  March 3, 2000
-----------------------------
Robert J. Gibbs                             Officer and Director

/s/ DOUGLAS W. BANISTER                     Chief Financial Officer and                 March 3, 2000
-----------------------------
Douglas W. Banister                         Vice President of Finance

/s/ DANIEL S. DORNIER                       Director                                    March 3, 2000
-----------------------------
Daniel S. Dornier

/s/ STEPHEN J. METZGER                      Director                                    March 3, 2000
-----------------------------
Stephen J. Metzger

/s/ HUMBERT B. POWELL, III.                 Director                                    March 3, 2000
-----------------------------
Humbert B. Powell, III

/s/ DAVINDER SETHI                          Director                                    March 3, 2000
-----------------------------
Davinder Sethi

                                INDEX TO EXHIBITS

                                                                                          Sequentially
Exhibit                                                                                   Numbered
 Number   Exhibit                                                                         Page
-------   -------                                                                         ------------
4.1       MSI Holdings, Inc. 2000 Stock Option Plan*

5.1       Opinion of Parr, Waddoups, Brown, Gee & Loveless, P.C.*

23.1      Consent of Brown, Graham & Co., P.C.*

23.2      Consent of Ernst & Young LLP*

23.3      Consent of Parr, Waddoups, Brown, Gee & Loveless, P.C. (included as part of
          Exhibit 5.1)

24 Power of Attorney (set forth on the signature page of the registration statement)


------------------------
    * Filed herewith.